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                                                                    EXHIBIT 99.1

                                              NEWS RELEASE
                                              FOR IMMEDIATE RELEASE

                                              CONTACT:  MERILYN H. HERBERT
                                              VICE PRESIDENT, INVESTOR RELATIONS
                                              (615) 370-1377


                    PROVINCE HEALTHCARE COMPLETES ACQUISITION
              OF VAUGHAN REGIONAL MEDICAL CENTER IN SELMA, ALABAMA

         Brentwood, Tennessee, October 1, 2001 -- Province Healthcare Company (Nasdaq:PRHC) today announced that it has completed the acquisition of the 125-bed Vaughan Regional Medical Center in Selma, Alabama.

         The hospital was acquired from Vaughan Regional Medical Center, Inc., a non-profit organization, for approximately $28.0 million. Vaughan Regional had annualized revenues at May 31, 2001 of approximately $38.0 million.

         Province Healthcare is a provider of health care services in attractive non-urban markets in the United States. The Company owns or leases 17 general acute care hospitals in eleven states with a total of 1,883 licensed beds. The Company also provides management services to 35 primarily non-urban hospitals in 13 states with a total of 2,779 licensed beds.

CONTACT: Merilyn H. Herbert, Province Healthcare Company (PRHC) at
        (615) 370-1377.